Exhibit 10.10

                                 SELLER CONTRACT

This Seller Contract, as may be amended, supplemented or otherwise modified from time to time, (the "Contract") is entered into this 21ST day of FEBRUARY, 2001, by and between GreenPoint Mortgage Funding Inc. (hereafter referred to as the "Company") its successors and assigns and E-LOAN, INC. (hereafter referred to as "Seller") with reference to the following.

The Seller desires to sell mortgage loans and the Company desires to purchase mortgage loans fi-c m Seller pursuant to the terms of this Contract, and the Seller Guide incorporated herein by reference, and made a part hereof, as amended, supplemented or otherwise modified, from time to time.

NOW, THEREFORE, in consideration of the premises and the terms, conditions and agreement., set forth below, the parties agree as follows.

1) INCORPORATION OF GUIDE BY REFERENCE

The Seller acknowledges that it has received and read the Guide and has the ability to sell and service mortgage loans in accordance with the Guide. All provisions of the Guide arc incorporated by reference into and made a part of this Contract and shall be binding upon the parties. All terms used herein shall have the same meanings as such terms have in the Guide, unless the context clearly requires otherwise.

2) AMENDMENTS

This Contract, but not the Guide, may be amended, modified or have specific Sections waived only in writing and signed by both parties hereto. Any such amendment, modification, or waiver to the Contract must expressly reference this Contract. However, with regards to the Guide, the Company in its sole discretion may amend, modify, supplement or waive any Section or Section(s) of its Guide at any time. Any such amendment, modification, supplement or waiver shall be in writing, and shall be binding on the Seller upon ten (10) days written notice of such changes.

3) SELLER DUTIES

Seller shall diligently perform all duties incident to the selling of all mortgages sold by the Seller t) the Company from time to time. In the performance of such duties, Seller shall comply with all of the provisions of the Guide and with all other requirements and instructions of the Company. Seller shall perform such services at its so e expense except as otherwise expressly provided in the Guide.

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                                                                   Exhibit 10.10

4) DOCUMENTS AND RECORDS

Seller agrees to create, maintain and transmit all mortgage papers and documents including permanent mortgage account records in accordance with the Guide. Company shall have sole custody of all such mortgage papers and documents including the permanent mortgage account records. Seller shall maintain accurate r(cords and books of account, an adequate system of audit and internal control, and shall conduct its servicing activities in a responsible and businesslike manner. Seller shall promptly notify the Company in writing of any activity or action, either internal or external, which could potentially affect adversely the terms of any mortgage serviced hereunder or the ability of Seller to service any mortgage.

5) SELLER'S STATUS AS INDEPENDENT CONTRACTOR

At no time shall the Seller represent that it is acting as an agent of the Company. The Seller shall, t all times, act as an independent contractor.

6) ASSIGNMENT

This contract, the Guide and related commitments may not be assigned or transferred, in whole or n part, by the Seller without the prior written consent of the Company. The Company may sell, assign, pledge or in an y other way transfer in whole or in part, its rights and obligations under this Contract to one of its subsidiaries without notice or consent. Any other transfer by the Company will be allowed and will be effective upon written notice by the Company to Seller.

7) NOTICES

All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by first class mail, postage prepaid, to the addressees below.

8) TERMINATION

This Contract will continue until terminated by either the Company Or Seller. Such termination will be effective ten (10) days after either party provides written notice of termination by first class or certified mail, or personal delivery of notice to the other party. Termination may be for any reason or no reason at all. Loan applications and loans locked in with the Company at the time that the Notice of Termination is sent by a party shall be delivered by Seller to the Company under the terms of this Contract as if it had not been terminated; provided, however that if this Contract is terminated by the Company for the stated reason that Seller breached any term or condition of this Contract or the Guide, the Company shall also have the right, in its sole discretion, to terminate any commitments issued before the effective date of such termination. All representations, warranties, rights to audits, indemnifications, repurchase obligations, and any other remedies will survive any termination of this Contract.

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                                                                   Exhibit 10.10

9) MISCELLANEOUS

The Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All section headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, construed, and enforced in accordance with, applicable federal laws and the laws of the State of California without regard to any conflict of laws, principles. Any legal dispute involving this contract or the Guide shall only be brought in the appropriate Court in the County of Marin, State of California.

                   SELLER               GREENPOINT MORTGAGE FUNDING INC.

Name:       E-LOAN, INC.
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Address:    5875 ARNOLD ROAD            1100 LARKSPUR LANDING CIRCLE, SUITE 101
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            DUBLIN, CA 94568            LARKSPUR, CA 94903
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By:     /S/ STEVEN M. MAJERUS           By:/S/ ILLEGIBLE
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        STEVEN M. MAJENUS
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        Typed Name                                      Typed Name

        V.P., SECONDARY MARKETING
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        Title                                             Title

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